UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 6-K
REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13A-16 OR 15D-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934
October 9, 2024

Commission file number: 001-10533	Commission file number: 001-34121

Rio Tinto plc	Rio Tinto Limited
ABN 96 004 458 404
(Translation of registrant’s name into English)	(Translation of registrant’s name into English)

6 St. James’s Square	Level 43, 120 Collins Street
London, SW1Y 4AD, United Kingdom	Melbourne, Victoria 3000, Australia
(Address of principal executive offices)	(Address of principal executive offices)
Indicate by check mark whether the registrant files or will file annual reports under cover of
Form 20-F or Form 40-F:
Form 20-F ☒ Form 40-F ☐
EXHIBITS
2.1 Transaction Agreement dated October 9, 2024, by and among Arcadium Lithium plc, Rio Tinto
BM Subsidiary Limited and Rio Tinto Western Holdings Limited.*
*Certain exhibits and schedules to the Transaction Agreement have been omitted pursuant to
Item 601(b)(2) of Regulation S-K. Rio Tinto hereby undertakes to provide to the Securities and Exchange Commission copies of such documents upon request; provided, however, that
Rio Tinto reserves the right to request confidential treatment for portions of any such documents.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorised.

Rio Tinto plc		Rio Tinto Limited
(Registrant)		(Registrant)

By	/s/ Andrew Hodges	By	/s/ Tim Paine
Name	Andrew Hodges	Name	Tim Paine
Title	Company Secretary	Title	Company Secretary

Date	9 October 2024	Date	9 October 2024